UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 7, 2014 (December 31, 2013)

GSV CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

2925 Woodside Road

Woodside, CA 94062

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

GSV Capital Corp. (“GSVC”) has entered into a Loan and Security Agreement (the “Loan Agreement”), effective December 31, 2013, between GSVC and Silicon Valley Bank to provide GSVC with a new $18 million senior secured credit facility (the “Credit Facility”). Under the Credit Facility, GSVC is permitted to borrow an amount equal to the lesser of $18 million or 20% of GSVC’s then-current net asset value.

The Credit Facility, among other things, matures on December 31, 2016, and bears interest at a per annum rate equal to the greater of (i) the prime rate plus 4.75% and (ii) 8.0%. In addition, a fee of $180,000 per annum (1.0% of the $18 million revolving line of credit) is charged under the Loan Agreement. Under the Loan Agreement, GSVC has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements, and other customary requirements for similar credit facilities. The Loan Agreement includes usual and customary events of default for credit facilities of this nature, including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, cross-default to certain other indebtedness, bankruptcy, change of control, and the occurrence of a material adverse effect.

The Credit Facility is secured by all of GSVC’s property and assets, except for GSVC’s assets pledged to secure certain obligations in connection with GSVC’s issuance, in September 2013, of its 5.25% convertible senior notes due 2018 pursuant to an indenture, dated as of September 17, 2013, and, as provided for in the Loan Agreement, as may be pledged in connection with any GSVC future issuance of convertible senior notes on substantially similar terms.

Borrowing under the Credit Facility is subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended. In addition, under the Loan Agreement, and as provided for therein, GSVC has agreed not to incur certain additional permitted indebtedness in an aggregate amount exceeding 50% of GSVC’s then-applicable net asset value.

The description above is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to the form of the Loan Agreement, which is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement between GSV Capital Corp. and Silicon Valley Bank, dated as of December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2014	GSV CAPITAL CORP.

	By:	/s/ Stephen D. Bard
Stephen D. Bard
Chief Financial Officer, Chief Compliance
Officer, Treasurer and Corporate Secretary